EXHIBIT 3.1(a)

CERTIFICATE OF FORMATION

OF

BARCLAYS CAPITAL COMMERCIAL MORTGAGE LLC

This Certificated of Formation of Barclays Capital Commercial Mortgage LLC (the “LLC”), dated August 18, 2004, is being duly executed and filed by Ronald Lanning, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

FIRST. The name of the limited liability company formed hereby is Barclays Capital Commercial Mortgage LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801.

THIRD.  The name and address of the registered agent for service of process of the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Ronald Lanning
Name:	Ronald Lanning
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:54 PM 08/18/2004 FILED 02:48 PM 08/18/2004 SRV 040604981 – 3844165 FILE

State of Delaware Secretary of State Division of Corporations Delivered 07:52 PM 03/10/2006 FILED 07:52 PM 03/10/2006 SRV 060238983 – 3844165 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Barclays Capital Commercial Mortgage LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: Paragraph First: The name of the limited liability company is Barclays Capital Commercial Real Estate LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on
the	14th	day of	March	, A.D.	2006	.

By:	/s/ Julie A. Grossman
Authorized Person(s)

Name:	Julie A. Grossman Assistant Secretary
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State of Delaware Secretary of State Division of Corporations Delivered 06:29 PM 12/28/2011 FILED 06:15 PM 12/28/2011 SRV 111347342 – 3844165 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Barclays Capital Commercial Real Estate LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
Barclays Capital Commercial Mortgage Securities LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of December , A.D. 2011 .

By:	/s/ Mary Yeager
Authorized Person(s)

Name:	Mary Yeager
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